PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Announces Results of Special Meeting of Shareholders Relating to the Reorganization of First Trust Specialty Finance and Financial Opportunities Fund with and into FT Confluence BDC & Specialty Finance Income ETF

WHEATON, IL – (BUSINESS WIRE) – May 5, 2025 – First Trust Advisors L.P. (“FTA”) announced today the results of the special meeting of shareholders of First Trust Specialty Finance and Financial Opportunities Fund (NYSE: FGB) (the “Fund”) held on May 5, 2025.

Shareholders of FGB, a diversified, closed-end management investment company organized as a Massachusetts business trust, have approved the reorganization of FGB with and into FT Confluence BDC & Specialty Finance Income ETF, a newly formed series of First Trust Exchange-Traded Fund VIII (“FBDC”). Subject to the satisfaction of certain customary closing conditions, the reorganization of FGB into FBDC is expected to close prior to the end of 2025, or as soon as practicable thereafter. No assurance can be given as to the exact closing date of the transaction. Upon the completion of the reorganization, which is expected to be tax-free, the assets of FGB will be transferred to, and the liabilities of FGB will be assumed by, FBDC. The shareholders of FGB will receive shares of FBDC with a value equal to the aggregate net asset value of the shares of FGB held by them.

FTA is a federally registered investment advisor and serves as the investment advisor of the Fund. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $258 billion as of March 31, 2025, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Confluence Investment Management LLC (“Confluence”), an SEC registered investment advisor, serves as the investment sub-advisor to FGB and FBDC. The Confluence team has more than 600 years of combined financial experience and 400 years of portfolio management/research experience, maintaining a track record that dates back to 1994. As of December 31, 2024, Confluence had $12.7 billion in assets under management and advisement (assets under management = $7.3 billion; assets under advisement = $5.4 billion).

Additional Information / Forward-Looking Statements

This press release is not intended to, and shall not, constitute an offer to purchase or sell shares of FBDC. An investor should carefully consider the investment objectives, risks, charges and expenses of FBDC before investing.

Certain statements made in this news release that are not historical facts are referred to as “forward-looking statements” under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of FTA and the funds managed by FTA and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, the Fund and FBDC undertake no responsibility to update publicly or revise any forward-looking statements.

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CONTACT: Jeff Margolin – (630) 517-7643

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CONTACT: Jim Dykas – (630) 517-7665

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SOURCE: First Trust Advisors L.P.